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                                                                   EXHIBIT 10.1a
                               FIRST AMENDMENT TO
                    AMENDED AND RESTATED MANAGEMENT AGREEMENT


       FIRST AMENDMENT, dated as of May 22, 2001 (the "First Amendment"), to AMENDED AND RESTATED MANAGEMENT AGREEMENT, dated as of May 19, 2000 (the "Amended and Restated Agreement"), by and among SPECIALTY MORTGAGE TRUST, INC., a Maryland corporation (the "Company"), and SPECIALTY FINANCIAL, a Nevada corporation (formerly Gonzo Financial) (the "Manager"), with respect to the following:

                              W I T N E S S E T H:

       WHEREAS, the Company invests in mortgage loans and qualifies for the tax benefits accorded by Sections 856 and 860 of the Internal Revenue Code of 1986, as amended; and

       WHEREAS, the Company has retained the Manager to manage the investments of the Company and to perform certain administrative services for the Company in the manner and on the terms set forth in the Amended and Restated Agreement; and

       WHEREAS, the Company and the Manager desire to revise the Amended and Restated Agreement as herein provided.

       NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

       SECTION 1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Amended and Restated Agreement.

       SECTION 2. COMPENSATION OF THE MANAGER.

       (a) Incentive Compensation. Section 6(b) of the Amended and Restated Agreement is hereby amended to read in its entirety as follows:

              (b) Incentive Compensation. The Company will also pay to the Manager as incentive compensation for each fiscal quarter, an amount equal to 50% of the net income of the Company, before deduction of such incentive compensation, in excess of the annualized return to the Company equal to 12%. The incentive compensation calculation and payment will be made quarterly in arrears. The term "return to the Company" is calculated for the quarter by dividing the Company's Taxable Income for the quarter by the Net Worth for the quarter. For such calculations, the "Taxable Income" of the Company means the taxable income of the Company before the Manager's incentive compensation, the deduction for dividends paid and net operating loss deductions arising from losses in prior periods. A deduction for the Company's interest expenses for borrowed money is taken when calculating Taxable Income. "Net Worth" for any period means the sum of the gross proceeds from all prior offerings of its equity securities by the Company, after deducting expenses and costs relating to such offerings (or for any period in which new equity securities are issued, the arithmetic weighted average for the period of the prior offering proceeds and the new proceeds), plus the Company's beginning retained earnings (without taking into account any losses incurred in prior periods and excluding amounts reflecting taxable income to be distributed as dividends and amounts reflecting valuation allowance adjustments such as accumulated other comprehensive gain (loss)). The


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       definition "return to the Company" is used only for purposes of calculating the incentive compensation payable, and is not related to the actual distributions received by stockholders. The incentive compensation payments to the Manager are made before any income distributions are made to stockholders of the Company.

       (b) Waiver of Fourth Quarter Incentive Compensation. The Company and the Manager agree that no incentive compensation, as determined by the above amendment to Section 6(b) of the Amended and Restated Agreement, shall be payable to the Manager with respect to the quarter ending December 31, 2000 in light of the inclusion in income for such quarter of substantial deferred interest collected on an impaired loan. Such deferred interest would have been spread over prior periods if the loan was not impaired and hence to include the full deferral amount in the fourth quarter effectively distorts the return to the Company for such period. The parties did not intend for incentive compensation to be payable in this event.

       SECTION 3. EFFECTIVE DATE. This First Amendment shall become effective as of December 31, 2000. From and after such effective date, all references in the Amended and Restated Agreement and any other document or instrument entered into in connection therewith, to the Amended and Restated Agreement shall be deemed to be references to the Amended and Restated Agreement as hereby amended. This First Amendment is limited, and except as set forth herein, shall not constitute the modification, acceptance or waiver of any provision of the Amended and Restated Agreement, or any other document or instrument entered into in connection therewith.

       SECTION 4. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in counterparts by the parties hereto, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Manager.

       SECTION 5. CONTROLLING LAW. This First Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.


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       IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first above written.


                                        SPECIALTY MORTGAGE TRUST, INC.


                                        By:     /s/ Nello Gonfiantini III
                                           -------------------------------------

                                        Name:   Nello Gonfiantini III
                                             -----------------------------------

                                        Title:  President
                                              ----------------------------------



                                        SPECIALTY FINANCIAL


                                        By:     /s/ Grace C. Caudill
                                           -------------------------------------

                                        Name:   Grace C. Caudill
                                             -----------------------------------

                                        Title:  Corporate Secretary and Manager
                                              ----------------------------------


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